UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 26, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Delphi Corporation (“Delphi”) is filing this Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”) that was filed with the United States Securities and Exchange Commission on January 31, 2006 solely for the purpose of correcting a typographical error in Item 7.01 Regulation FD Disclosure. The first sentence under Item 7.01 Regulation FD Disclosure in the Form 8-K previously referred to January 31, 2005. The sentence corrected below now properly refers to January 31, 2006. The entire content of the Form 8-K incorporating the correction is set forth below.
ITEM 2.06 MATERIAL IMPAIRMENTS
On January 26, 2006, the audit committee of the Board of Directors of Delphi Corporation (“Delphi” or the “Company”), in connection with its review of Delphi’s preliminary unaudited financial results for the three months ended December 31, 2005, approved management recording certain asset and goodwill impairment charges related to the recognition of impairments required under accounting principles generally accepted in the United States of America (“GAAP”). At this time, management’s best estimate of the impairment charges is $952 million pre-tax based on the methodology discussed below. The impairment charges are preliminary, may be revised, and will be subject to audit procedures performed by Delphi’s independent public accountants. Included in the approximately $952 million pre-tax charges are asset impairment charges of approximately $377 million and goodwill impairment charges of approximately $575 million. The impairment charges were principally necessitated by the substantial decline during 2005 in Delphi’s profitability, especially at impaired sites and reporting units, combined with the business outlook for such sites and reporting units assuming no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures.
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Delphi evaluates the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Similarly, in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), Delphi reviews the recoverability of goodwill at least annually and any time business conditions indicate a potential change in recoverability.
As previously disclosed, Delphi has experienced deteriorated financial performance resulting in substantial net losses in 2005. Delphi believes that several significant issues have largely contributed to the deterioration of Delphi’s financial performance: (a) a competitive United States (“U.S.”) vehicle production environment for domestic original equipment manufacturers (“OEMs”) resulting in the reduced number of motor vehicles that General Motors Corporation, our largest customer, produces annually in the U.S. and related pricing pressures; (b) increasing commodity prices; (c) U.S. labor legacy liabilities and noncompetitive wage and benefit levels; and (d) restrictive collectively bargained labor agreement provisions which inhibit Delphi’s responsiveness to market conditions, including exiting non-strategic, non-profitable operations. As a result, Delphi has lowered expectations for future performance absent the ability to complete a transformation plan through its reorganization under chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”).
The deterioration of Delphi’s U.S. financial performance as discussed above, combined with an unfavorable outlook absent completion of a successful U.S. reorganization, was an indicator for potential impairment. Additionally, reduced profitability at certain sites and product lines in Western Europe resulting from flattening revenue together with higher commodity costs was also considered. This led management to test the recoverability of its long-lived assets and goodwill against a business outlook which assumed no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. As Delphi’s bankruptcy case proceeds and its reorganization plan is further developed, Delphi may determine that additional impairment charges should be recognized. Additionally, if a reorganization plan is confirmed by the United States Bankruptcy Court for the Southern District of New York and Delphi thereby emerges from chapter 11, it is likely that all of Delphi’s assets and liabilities will be revalued to fair market value as required by the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”
Management determined the asset impairment charges of approximately $377 million by comparing the estimated future cash flows against carrying values of assets. Specifically, Delphi tested certain long-lived assets, primarily property, plant and equipment, for impairment at each plant site that had operating losses during 2005 and/or an expectation of future losses over the remaining asset life. In accordance with SFAS No. 144, where the carrying value of an asset exceeds the future cash flows at that site, asset impairment charges are being recognized for the amount that the carrying value exceeds fair value, which primarily is determined using discounted future cash flows. As a result of this analysis, 21 sites recorded asset impairment charges. The sites were principally in North America and Western Europe. Approximately $227 million of the charges are attributable to assets at sites of debtor entities and the remaining approximately $150 million are attributable to assets at non-debtor entities. Of the approximately $150 million of non-debtor entity asset impairments, approximately $127 million are reflected in equity loss from non-debtor subsidiaries in Delphi’s unaudited consolidated Monthly Operating Report for the one-month period ended December 31, 2005 being furnished as an exhibit to this Current Report on Form 8-K under Item 7.01, with the remaining amounts reflected in equity loss from non-debtor subsidiaries in Delphi’s unaudited consolidated Monthly Operating Report covering the period from October 8, 2005 to November 30, 2005, which was furnished as an exhibit to Delphi’s Current Report on Form 8-K filed on December 30, 2005.
Management determined the goodwill impairment charges of approximately $575 million by comparing the carrying value of each of its reporting units to the fair value of the reporting unit as determined using a discounted cash flows analysis. In accordance with SFAS No. 142, where the carrying value exceeded the discounted cash flow for a particular reporting unit, goodwill impairment charges were recognized. The goodwill impairment charges recognized were determined by stating all other assets and liabilities of a reporting unit at their fair values with the remaining fair value of the reporting unit attributed to goodwill. The resulting goodwill impairment charges are the excess of the recorded goodwill balance over the calculated fair value of goodwill for the reporting unit. Delphi’s reporting units for purposes of SFAS No. 142 are global businesses focused on product families. The fair value of the reporting units was negatively impacted by the continued deterioration of business conditions, principally in the U.S., as described above. As a result of the goodwill impairment analysis, two of Delphi’s global reporting units recorded goodwill impairments. Approximately $252 million of the goodwill impairment charges are attributable to goodwill originally recorded on the books of debtor entities and the remaining approximately $323 million are attributable to goodwill originally recorded on the books of non-debtor entities. Non-debtor entity impairments are reflected in equity loss from non-debtor subsidiaries in Delphi’s unaudited consolidated Monthly Operating Report being furnished as an exhibit to this Form 8-K under Item 7.01.
ITEM 7.01 REGULATION FD DISCLOSURE
Operating Report
On January 31, 2006, Delphi Corporation and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Report covering the period from December 1, 2005 to December 31, 2005 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the Southern District of New York (the “Court”) (In re Delphi Corporation, et al., Case No. 05-44481). Exhibit 99(a) to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Report as filed with the Court.
The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Court. The Company’s foreign subsidiaries have not filed for bankruptcy protection, and financial information regarding such foreign subsidiaries is not part of the consolidated group included in the Monthly Operating Report. The financial information in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.
Additional information regarding Delphi’s filing under the Bankruptcy Code, including access to court documents and other general information about the chapter 11 cases, is also available online at www.delphidocket.com.
Limitation on Incorporation by Reference
The Monthly Operating Report is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the Monthly Operating Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession (“DIP”) facility; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and current reports on Form 8-K. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company’s public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of Delphi’s common stock and other equity interests (such as options) should assume that they will not receive value as part of a plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing and as stated in its October 8, 2005 press release announcing the filing of its chapter 11 reorganization cases, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Delphi Corporation’s Monthly Operating Report
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: January 31, 2006	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Delphi Corporation’s Monthly Operating Report